As filed with the Securities and Exchange Commission on January 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIRENZA MICRODEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0073042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

303 S. Technology Court

Broomfield, CO 80021

(303) 327-3030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

303 S. Technology Court

Broomfield, CO 80021

(303) 327-3030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Offering Price(1)(2)	Amount of Registration Fee

Common Stock, $0.001 par value per share(3)	—	—	—	—

Preferred Stock, $0.001 par value per share(3)	—	—	—	—

Depositary Shares(3)	—	—	—	—

Warrants(4)	—	—	—	—

Debt Securities	—	—	—	—

Total(5)	$75,000,000(5)	100%(6)	$75,000,000	$9,503

(1)	Or (i) if any debt securities are issued at an original issue discount, such greater principal amount at maturity as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.
(2)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the debt securities.
(3)	In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock, preferred stock or depositary shares as may be issued upon conversion or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock, preferred stock or depositary shares so issued upon conversion or exchange.
(4)	Includes warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.
(5)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the Securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $75,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.
(6)	We will determine the proposed maximum offering price per unit in connection with the issuance of the Securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 30, 2004

PROSPECTUS

$75,000,000

SIRENZA MICRODEVICES, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

From time to time, we may sell any of the securities listed above. All of the securities listed above may be sold separately or as units with other securities.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you purchase any of our securities.

Our common stock is quoted on The Nasdaq National Market under the symbol “SMDI.” On January 29, 2004, the last reported sales price for our common stock on The Nasdaq National Market was $5.47 per share.

Investment in our securities involves risks. See “ Risk Factors” beginning on page 5 of this prospectus to read about information you should consider before buying the securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, in one or more offerings, up to an aggregate offering price of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. The prospectus supplement may also add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before buying securities in this offering.

This prospectus may not be used to consummate sales of securities, unless it is accompanied by a prospectus supplement covering those securities. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As used in this prospectus, the terms “we,” “us,” “our,” and “Sirenza” mean Sirenza Microdevices, Inc. and its subsidiaries, unless we specify otherwise.

Sirenza Microdevices, Inc.

We are a leading designer of high performance radio frequency, or RF, components for the telecommunications markets. Our products are used primarily in wireless communications equipment to enable and enhance the transmission and reception of voice and data signals, and are also utilized in broadband wireline and terminal applications. Our product lines include amplifiers, power amplifiers, discrete devices, RF signal processing components, signal source components, hi-rel components, fiber optic components, and high-performance multi-component modules (MCMs) for transmit and receive applications.

We were originally incorporated in California and began operations in 1985 under the name Matrix Microassembly. We began doing business as Stanford Microdevices, Inc. in 1992 and, in 1998, we were reincorporated in Delaware under the name Stanford Microdevices, Inc. In 2001, we changed our name to Sirenza Microdevices, Inc. We held our initial public offering of common stock on May 25, 2000.

Our principal executive offices are located at 303 S. Technology Court, Broomfield, Colorado 80021, and our telephone number is (303) 327-3030.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, depositary shares, warrants and debt securities in one or more offerings and in any combination. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stock holders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock and Depositary Shares

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Sirenza Microdevices, voting rights and rights to convert into common stock. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement relating to this prospectus that we have filed with the SEC (this prospectus being part of that registration statement). We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

General Indenture Provisions that Apply to Senior and Subordinated Debt

•	Each indenture allows debt to be issued in series with terms particular to each series.

•	None of the indentures limit the amount of debt that we may issue or generally provide holders any protection should there be a highly leveraged transaction involving our company.

•	The indentures allow us to merge or to consolidate with another United States entity or convey, transfer or lease our properties and assets substantially as an entirety to another United States entity, as long as certain conditions are met. If these events occur, the other company will be required to assume our responsibilities on the debt securities, and we will be released from all liabilities and obligations, except in the case of a lease.

•	The indentures provide we and the trustee may generally amend the indentures with the consent of holders of a majority of the total principal amount of the debt outstanding in any series to change certain of our obligations or your rights concerning the debt. However, to change the payment of principal or interest, to adversely affect the right to convert, or to change certain matters, every holder in that series must consent.

•	We may discharge the indentures and defease restrictive covenants by depositing sufficient funds with the trustee to pay the obligations when due, as long as certain conditions are met. The trustee would pay all amounts due to you on the debt from the deposited funds.

Events of Default

Each of the following is an event of default under the indentures:

•	principal not paid when due;

•	any sinking fund payment not made when due;

•	failure to pay interest for 30 days;

•	covenants not performed for 90 days after notice; and

•	certain events of bankruptcy, insolvency or reorganization of Sirenza.

A prospectus supplement may describe deletions of, or changes or additions to, the events of default.

Remedies

Upon an event of default, other than a bankruptcy, insolvency or reorganization, the trustee or holders of 25% of the principal amount outstanding in a series may declare the outstanding principal and premium, if any, plus accrued and unpaid interest, if any, immediately payable. However, the holders of a majority in principal amount may, under certain circumstances, rescind this action. If a bankruptcy, insolvency or reorganization event of default were to occur, the principal amount and premium, if any, on all debt securities of that series, together with the accrued and unpaid interest, if any, will automatically become due and payable.

Indenture Provisions that Apply Only to the Subordinated Debt Securities

The subordinated debt securities indenture provides that the subordinated debt securities will be subordinated to all senior debt as defined in the subordinated indenture.

FINANCIAL RATIOS

Ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges because we have not issued any preferred stock. The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows (in thousands, except for ratios):

	Years ended December 31,					Nine months ended September 28, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges	3.3	—	10.4	—	—	—
Deficiency of earnings to fixed charges	—	$(2,308)	—	$(17,036)	$(10,406)	$(4,876)

These computations include us and our consolidated subsidiaries. For these ratios, “earnings” is the sum of:

•	income before taxes before adjustment for minority interests in consolidated subsidiaries,

•	fixed charges (excluding capitalized interest), and

•	amortization of previously capitalized interest.

Fixed charges is the sum of:

•	interest (whether capitalized or expensed) on all indebtedness and amortization of debt discount and expense, and

•	interest portion of rental expense.

RISK FACTORS

An investment in our securities is risky. In addition to the other information contained in this prospectus and in documents that we incorporate by reference into this prospectus, you should carefully consider the specific risks discussed under “Risk Factors” in both this prospectus and in any applicable prospectus supplement before making a decision about investing in our securities. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the foregoing risks occur, our business, financial condition and operating results could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus could decline and you could lose all or part of your investment.

Risks Relating to Our Business

Any acquisitions of companies or technologies by us may result in distraction of our management and disruptions to our business and may not result in the revenue enhancements or cost savings envisioned when the transaction was proposed.

We may acquire or make investments in complementary businesses, technologies, services or products if appropriate opportunities arise.

In September 2002, we completed our acquisition of Xemod Incorporated and in May 2003, we completed our acquisition of substantially all of the assets of Vari-L Company, Inc. We evaluate and may enter into other acquisitions or investment transactions on an ongoing basis. From time to time, we may engage in discussions and negotiations with companies regarding the possibility of our acquiring or investing in their businesses, products, services or technologies. We may not be able to identify suitable acquisition or investment candidates in the future, or if we do identify suitable candidates, may not be able to make such acquisitions or investments on commercially acceptable terms or at all. If we acquired or invested in another company, we could have difficulty assimilating that company’s personnel, operations, technology or products and service offerings. In addition, the key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. Furthermore, we may incur indebtedness or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be dilutive to our existing stockholders. In addition, the accounting treatment for any acquisition transaction may result in significant goodwill, which, if impaired, will negatively affect our consolidated results of operations.

The recent acquisitions of Xemod and Vari-L increase both the scope and consequence of ongoing integration risks. We may not successfully address the integration challenges in a timely manner, or at all, and we may not realize the anticipated benefits or synergies of either transaction, or of any other transaction to the extent, or in the timeframe, anticipated. Moreover, the timeframe for achieving benefits may be dependent partially upon the actions of employees, suppliers or other third parties. For example, to the extent that future demand by OEMs for integration by component suppliers is lower than expected or fails to materialize, we may not realize many of the strategic advantages we hoped to achieve through the purchase of Vari-L’s assets.

Even if an acquisition or alliance is successfully integrated, we may not receive the expected benefits of the transaction. Managing acquisitions requires varying levels of management resources, which may divert our attention from other business operations. These transactions also have resulted and may in the future result in significant costs and expenses and charges to earnings. In the case of the Vari-L and Xemod acquisitions, these costs and expenses include those related to severance pay, noncancelable lease costs of duplicative or excess facilities, relocation and related expenses, acquired in-process research and development charges, legal, accounting, financial printing and financial advisory fees. We have incurred and will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the transactions, and, to the extent the value of goodwill acquired in connection with the transaction becomes impaired, we may incur material charges relating to the impairment of that asset. In addition, any completed, pending or future transactions may contribute to financial results of the combined company that differ from the investment community’s expectations in a given quarter, and may result in unanticipated expenses or liabilities associated with the acquired assets or businesses.

We face several new risks associated with our newly formed Aerospace and Defense business unit.

In the third quarter of 2003, we announced the creation of our Aerospace and Defense business unit that targets customers in the military, defense, avionics, space and homeland security market segments. We can make no assurance that we will be able to successfully serve the needs of potential customers in these markets and realize any significant revenue from this business. Sales in this business unit may also occur to the U.S. government or companies doing business with the U.S. government as prime contractors or subcontractors. As a result, we may serve as contractors or subcontractors to the U.S. government. In addition to normal business risks, we face several unique risks, largely beyond our control, associated with doing business, directly or indirectly, with the U.S. government, including:

•	the reliance of our customers and us on the availability of government funding and their and our ability to obtain, and the intense competition for, future government contractor awards;

•	changes in government or customer priorities due to program reviews or revisions to strategic objectives;

•	difficulty of forecasting costs and schedules when bidding on developmental and highly sophisticated technical work;

•	the ability of the U.S. government to terminate, without prior notice, partially completed government programs that were previously authorized, resulting in possible termination of our customer contracts;

•	significant changes in contract scheduling; and

•	government import and export policies and other government regulations.

The termination of funding for a government program for which we serve as a contractor or subcontractor or supplier would result in a loss of anticipated future revenues attributable to that program. Our government business is also subject to specific procurement regulations and a variety of socio-economic and other requirements, including necessary security clearances. These requirements, although customary in government contracts, increase our performance and compliance costs and could result in delays in fulfilling customer orders or our inability to meet customer demands for products. For example, in the third quarter, we were unable to accept orders and manufacture products for certain government contractors due to a delay in our obtaining the necessary government clearances. Government contract performance and compliance costs might increase in the future, reducing our margins, which could have a negative effect on our financial condition.

We may not meet quarterly financial expectations, which could cause our stock price to decline.

Our quarterly operating results have varied significantly in the past and are likely to vary significantly in the future based upon a number of factors related to our industry and the markets for our products, over many of which we have little or no control. We operate in a highly dynamic industry and future results could be subject to significant fluctuations, particularly on a quarterly basis. These fluctuations could cause us to fail to meet quarterly financial expectations, which could cause our stock price to decline rapidly and significantly. For example, on two occasions in 2001, we publicly announced revised lowered expectations of quarterly financial results and the fiscal year ending December 31, 2001. Subsequently, the trading price of our common stock declined, which had a substantial negative effect on the value of any investment in such stock. Factors contributing to the volatility of our stock price include:

•	general economic growth or decline;

•	telecommunications and aerospace and defense industry conditions generally and demand for products containing RF components specifically;

•	changes in customer purchasing cycles and component inventory levels;

•	the timing and success of new product and technology introductions by us or our competitors;

•	market acceptance of our products;

•	availability of raw materials, semiconductor wafers and manufacturing capacity or fluctuations in our operational performance;

•	changes in selling prices for our RF components due to competitive or currency exchange rate pressures;

•	changes in our product mix, particularly between our Amplifier and Signal Source divisions; and

•	changes in the relative percentage of products sold through distributors as compared to direct sales.

Due to the factors discussed above, investors should not rely on quarter-to-quarter comparisons of our results of operations as indicators of future performance.

We have a material amount of goodwill, and if we are required to write down goodwill, it would reduce our net income, which in turn could materially and adversely affect our results of operations.

We have a material amount of goodwill, which is the amount by which the costs of an acquisition accounted for using the purchase method exceeds the fair value of the net assets acquired. Goodwill is subject to a periodic impairment evaluation based on the fair value of the reporting unit. Reductions in our net income caused by the write-down of goodwill could materially and adversely affect our results of operations.

We are affected by a pattern of product price decline in certain markets, which can harm our business.

The markets for our products historically have been characterized by rapid technological change, evolving industry standards, product obsolescence, and significant price competition, and, as a result, can be subject to decreases in selling prices. We are unable to predict future prices for our products, but we expect that prices for our products will continue to be subject to significant downward pressure in certain markets, especially from our large wireless infrastructure OEM customers. The recent economic contraction and shifts in the wireless services market have significantly increased the pressure on wireless infrastructure OEMs to deliver products with improved performance at lower prices. As a result, these OEMs are requiring components from their suppliers, including Sirenza, which achieve the same performance/price improvement. In recent years, OEMs have also sought to lower costs by using contract manufacturers to build their products. As these contract manufacturers are rewarded on their ability to achieve operational cost reductions, we are likely to see further pricing pressure as the result of this outsourcing trend. Accordingly, our ability to maintain or increase revenues will be dependent on our ability to increase unit sales volumes of existing products and to successfully develop, introduce and sell new products with higher prices into both the wireless infrastructure and other markets. We are also devoting significant effort into developing new sales channels and customer bases in which price competition will not be as severe as it is in selling to these large wireless infrastructure OEMs. There can be no assurance that we will be able to develop significant new customers outside the wireless infrastructure market, increase unit sales volumes of existing products, develop, introduce and sell new products.

The lower selling prices we have experienced in the past and the pricing pressure we continue to face in the wireless infrastructure market have also negatively affected our gross margins. To maintain or increase our margins, we must continue to meet our customers’ design and performance needs while reducing our costs through efficient raw material procurement and process and product improvements. There also can be no assurance that even if we were able to increase unit sales volumes and sufficiently reduce our costs per unit, that we would be able to maintain or increase revenues or gross margins.

The unsuccessful realignment of our worldwide sales channels may adversely affect our revenues.

In the second and third quarters of 2003, we realigned our worldwide sales channels to enhance geographic market reach, customer service and technical support. As part of this realignment, in the second quarter we terminated our existing distribution agreement with Richardson Electronics Laboratories and entered into a new distribution agreement with Acal, a leading value-added distributor with operations in Europe. In July 2003, we also entered into relationships with two new distributors in North America. Sales to Richardson Electronics Laboratories represented approximately 19% of net revenues in the second quarter of 2003, 37% of net revenues in 2002 and 39% of net revenues in 2001. In addition, in the second quarter of 2003, we also engaged several new international sales representatives. The failure to successfully transition the customer accounts previously served by Richardson Electronics Marketing could limit our ability to sustain and grow our revenues.

Our growth depends in large part on the growth of the infrastructure for wireless and wireline communications. If this market does not grow, or if it grows at a slow rate, demand for our products may fail to grow or diminish.

Our success will depend in large part on the growth of the telecommunications industry in general and, in particular, the market for wireless and wireline infrastructure components. We cannot assure you that the market for these infrastructure products will grow at all. In the past, there have been announcements throughout the worldwide telecommunications industry of current and planned reductions in component inventory levels and equipment production volumes, and of delays in the build-out of new wireless and wireline infrastructure. These trends have had an adverse effect on our operations and caused us in the past to lower our previously announced expectations for our financial results, which caused the market price of our common stock to decrease.

Sirenza anticipates that its future sales growth will primarily depend on the achievement of market share gains and/or the introduction of new product lines. If the economic trends described above were to reoccur, it could result in lower or erratic sales for our products. Significantly lower sales would likely lead to further provisions for excess inventories and further actions by us to reduce our operating expenses. These actions could include, but would not be limited to, further abandonment or obsolescence of equipment, further consolidation of facilities and a further workforce reduction. Any or all of these actions could have a material adverse effect on the results of our operations and the market price of our securities.

Our common stock price may be extremely volatile.

Our common stock price has been highly volatile since our initial public offering. We expect that this volatility will continue in the future due to factors such as:

•	general market and economic conditions;

•	actual or anticipated variations in operating results;

•	announcements of technological innovations, new products or new services by us or by our competitors or customers;

•	changes in financial estimates or recommendations by stock market analysts regarding us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	announcements by our customers regarding end market conditions and the status of existing and future infrastructure network deployments;

•	additions or departures of key personnel; and

•	future equity or debt offerings or our announcements of these offerings.

In addition, in recent years, the stock market in general, and The Nasdaq National Market and the securities of technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations have in the past and may in the future materially and adversely affect our stock price, regardless of our operating results.

Also, although our stock price has traded above $5.00 in the past few quarters, it may trade below $5.00 again, which typically reduces the number of our institutional investors and increases the number of our retail investors. This may have the effect of increased volatility and decreased trading volume in our stock price.

The timing of the adoption of industry standards may negatively impact widespread market acceptance of our products.

The markets in which we and our customers compete are characterized by rapidly changing technology, evolving industry standards and continuous improvements in products and services. If technologies or standards supported by us or our customers’ products, such as 2.5G and 3G, fail to gain widespread commercial acceptance, our business will be significantly impacted. For example, in 2001 and 2002 the installation of 2.5G and 3G equipment occurred at a much slower rate than was initially expected. In addition, while historically the demand for wireless and wireline communications has exerted pressure on standards bodies worldwide to adopt new standards for these products, such adoption generally only occurs following extensive investigation of, and deliberation over, competing technologies. The delays inherent in the standards approval process have in the past and may in the future cause the cancellation, postponement or rescheduling of the installation of communications systems by our customers. For example, in 2001 and 2002, the delay in agreement over certain 3G standards contributed to the delay of the installation of 3G equipment worldwide, and contributed to our decision to take the actions and charges referred to earlier. If further delays in adoption of industry standards were to occur, it could result in lower sales for our products. Significantly lower sales would likely lead to further restructuring activity as discussed earlier.

Our reliance on third-party wafer fabs to manufacture our semiconductor wafers may cause a significant delay in our ability to fill orders and limits our ability to assure product quality and to control costs.

We do not own or operate a semiconductor fabrication facility. We currently rely on four third-party wafer fabs to manufacture substantially all of our semiconductor wafers. These fabs are TRW and RF Micro Devices, or RFMD, for Gallium Arsenide, or GaAs, Atmel for Silicon Germanium, or SiGe, and TriQuint Semiconductors for our discrete devices. In addition, we recently transferred the fabrication of wafers for our Indium Gallium Phosphide Heterojunction Bipolar Transistor, or InGaP HBT, products to Global Communication Semiconductors, Inc., or GCS. A majority of our products sold in 2001 and in 2002 were manufactured in GaAs by TRW and SiGe by Atmel. Atmel is currently our sole source supplier for SiGe wafers and has provided us with a commitment for a supply of wafers through September of 2004. The supply agreement with TRW provides us with a commitment for a supply of wafers through December 31, 2004. GCS is now our sole source for wafers using the InGaP HBT process technology. GCS is a privately held company with limited operating history. The loss of one of our third-party wafer fabs, in particular TRW, Atmel or GCS, or any delay or reduction in wafer supply, will impact our ability to fulfill customer orders, perhaps materially, and could damage our relationships with our customers, either of which would significantly harm our business and operating results. Because there are limited numbers of third-party wafer fabs that use the particular process technologies we select for our products and that have sufficient capacity to meet our needs, using alternative or additional third-party wafer fabs would require an extensive qualification process that could prevent or delay product shipments, adversely effecting our results of operations.

Our reliance on these third-party wafer fabs involves several additional risks, including reduced control over the manufacturing costs, delivery times, reliability and quality of our components produced from these wafers. The fabrication of semiconductor wafers is a highly complex and precise process. We expect that our customers will continue to establish demanding specifications for quality, performance and reliability that must be met by our products. Our third-party wafer fabs may not be able to achieve and maintain acceptable production yields in the future. These risks are heightened with respect to our newer third-party wafer fabs, particularly GCS and RFMD, which have not yet produced production wafers in volume for us. To the extent our third-party wafer fabs suffer failures or defects, we could experience lost revenues, increased costs, and delays in, cancellations or rescheduling of orders or shipments, any of which would harm our business.

In the past, we have experienced delays in product shipments from our third-party wafer fabs, quality issues and poor manufacturing yields, which in turn delayed product shipments to our customers and resulted in higher costs of production and lower gross margins. We may in the future experience similar delays or other problems, such as inadequate wafer supply.

Product quality, performance and reliability problems could disrupt our business and harm our financial condition.

Our customers demand that our products meet stringent quality, performance and reliability standards. RF components such as those we produce may contain undetected defects or flaws when first introduced or after commencement of commercial shipments. We have, from time to time, experienced product quality, performance or reliability problems. In addition, some of our products are manufactured using process technologies that are relatively new and for which long-term field performance data are not available. As a result, defects or failures have in the past, and may in the future occur relating to our product quality, performance and reliability. If these failures or defects occur or become significant, we could experience lost revenues, increased costs, including inventory write-offs, warranty expense and costs associated with customer support, delays in or cancellations or rescheduling of orders or shipments and product returns or discounts, any of which would harm our business.

Our $7.5 million strategic investment in GCS, a privately held semiconductor foundry, could be further impaired or never redeemed, which could have a material adverse impact on our results of operations.

In the first quarter of 2002, we converted an outstanding loan receivable of approximately $1.4 million and invested cash of approximately $6.1 million in GCS, a privately held semiconductor foundry, in exchange for 12.5 million shares of Series D-1 preferred stock valued at $0.60 per share. Our total investment of $7.5 million represented approximately 14% of the outstanding voting shares of GCS at that time.

We accounted for our investment in GCS under the cost method of accounting in accordance with accounting principles generally accepted in the United States, as our investment represents less than 20% of the voting stock of GCS and we could not exercise significant influence over GCS. The investment in GCS has been classified as a non-current asset on our consolidated balance sheet.

We periodically evaluate our investment in GCS to determine if an other than temporary decline in value has occurred. Factors that may cause an other than temporary decline in the value of our investment in GCS would include, but not be limited to, a degradation of the general business environment in which GCS operates, the failure of GCS to achieve certain milestones or a series of operating losses in excess of GCS’ current business plan, the inability of GCS to continue as a going concern and a reduced valuation as determined by a new financing event. If we determine that an other than temporary decline in value has occurred, we will write-down our investment in GCS to fair value. Such a write-down could have a material adverse impact on our consolidated results of operations in the period in which it occurs. For example, as of December 31, 2002, we wrote down the value of our investment in GCS by $2.9 million after determining that GCS had experienced an other than temporary decline in value.

Our investment in GCS is also at risk to the extent that we cannot ultimately sell our shares of Series D-1 preferred stock, for which there is currently no public market. Even if we are able to sell our Series D-1 preferred stock, the sale price may be less than the price paid.

Our reliance on subcontractors to package our products could cause a delay in our ability to fulfill orders or could increase our cost of revenues.

We do not package the RF semiconductor components that we sell but rather rely on subcontractors to package our products. Packaging is the procedure of electrically bonding and encapsulating the integrated circuit into its final protective plastic or ceramic casing. We provide the wafers containing the integrated circuits and, in some cases, packaging materials to third-party packagers. Although we currently work with five packagers, substantially all of our net revenues in 2001 and 2002 were attributable to products packaged by two subcontractors. We do not have long-term contracts with our third-party packagers stipulating fixed prices or packaging volumes. Therefore, in the future we may be unable to obtain sufficient high quality or timely packaging of our products. The loss or reduction in packaging capacity of any of our current packagers, particularly CEI, would significantly damage our business. In addition, increased packaging costs will adversely affect our profitability.

The fragile nature of the semiconductor wafers that we use in our components requires sophisticated packaging techniques and can result in low packaging yields. If our packaging subcontractors fail to achieve and maintain acceptable production yields in the future, we could experience increased costs, including warranty expense and costs associated with customer support, delays in or cancellations or rescheduling of orders or shipments, product returns or discounts and lost revenues, any of which would harm our business.

We depend on Avnet Electronics Marketing and Acal, distributors and sales representatives for our products, for a significant portion of our sales. The loss of Avnet or Acal as a distributor or sales representative may adversely affect our revenues.

Two distributors who also serve as sales representatives for our products, Acal and Avnet Electronics Marketing, accounted for a substantial portion of Sirenza’s net revenues in the three months ended September 28, 2003. Sales through Acal, including sales to our Acal sales representatives, represented 18% of net revenues while sales to Avnet Electronics Marketing, including sales to our Avnet Asia sales representative, represented 17% of net revenues in the three months ended September 28, 2003. Acal and Avnet Electronics Marketing distribute Sirenza’s products to a large number of end customers. Sirenza anticipates that sales through Acal and Avnet Electronics Marketing will continue to account for a substantial portion of its net revenues in the near term. The loss of Avnet Electronics Marketing or Acal and our failure to develop new and viable distribution relationships would limit our ability to sustain and grow our revenues.

We depend on several large wireless infrastructure OEMS for a significant portion of our sales. The loss of sales to any of these customers could adversely affect our revenues.

Sales to one major OEM customer with operations primarily in Finland, Nokia, represented 12% of net revenues in the three months ended September 28, 2003. Sales to one additional customer, Solectron, a contract manufacturer for several of our large wireless infrastructure OEM customers, represented 10% of net revenues in the three months ended September 28, 2003. In addition, sales to Ericsson, Lucent and Andrew represented a significant amount of revenues for the three months ended September 28, 2003. Collectively, wireless infrastructure OEMs such as Andrew, Ericsson, Lucent, Nokia, Motorola and their respective contract manufactures, comprised a significant portion of our revenues for the third quarter of 2003. The loss of any one of these customers could limit our ability to sustain and grow our revenues. In addition, due to pricing pressure, sales to these customers generally consist of products with lower gross margins than sales to other customers. If these customers were to continue to increase as percentage of our total sales, it could adversely affect our gross margin.

Intense competition in our industry could prevent us from increasing revenues and sustaining profitability.

The RF semiconductor industry is intensely competitive in each of the markets we serve and is characterized by the following:

•	rapid technological change;

•	rapid product obsolescence;

•	limited number of wafer fabs for particular process technologies;

•	price erosion; and

•	unforeseen manufacturing yield problems.

We compete primarily with other suppliers of high-performance RF components used in the infrastructure of communications networks such as Agilent, Anadigics, Anaren, Infineon, M/A-COM, Merrimac, Minicircuits Laboratories, NEC, Remec, RF Micro Devices, Skyworks, TriQuint Semiconductor, WJ Communications and Z-Com. We also compete with communications equipment manufacturers, some of whom are our customers, who manufacture RF components internally such as Ericsson, Lucent, Motorola and Nortel Networks. We expect increased competition both from existing competitors and from a number of companies that may enter the RF component market, as well as future competition from companies that may offer new or emerging technologies. In addition, many of our current and potential competitors have significantly greater financial, technical, manufacturing and marketing resources than we have. As a result, communications equipment manufacturers may decide not to buy from us due to their concerns about our size, financial stability or ability to interact with their logistics systems. Our failure to successfully compete in our markets would have a material adverse effect on our business, financial condition and results of operations.

If we fail to introduce new products in a timely and cost-effective manner, our ability to sustain and increase our revenues could suffer.

The markets for our products are characterized by frequent new product introductions, evolving industry standards and changes in product and process technologies. Because of this, our future success will in large part depend on:

•	our ability to continue to introduce new products in a timely fashion;

•	our ability to improve our products and to adapt to new process technologies in a timely manner;

•	our ability to adapt our products to support established and emerging industry standards; and

•	market acceptance of our products.

We estimate that the development cycles of some of our products from concept to production could last more than 12 months. We have in the past experienced delays in the release of new products. We may not be able to introduce new products in a timely and cost-effective manner, which would impair our ability to sustain and increase our revenues.

Sources for certain components and materials are limited, which could result in delays or reductions in product shipments.

The semiconductor industry from time to time is affected by limited supplies of certain key components and materials. For example, we rely on limited sources for certain packaging materials. If we, or our packaging subcontractors, are unable to obtain these or other materials in the required quantity and quality, we could experience delays or reductions in product shipments, which would materially and adversely affect our profitability. Although we have not experienced any significant difficulty to date in obtaining these materials, these shortages may arise in the future. We cannot guarantee that we would not lose potential sales if key components or materials are unavailable, and as a result, be unable to maintain or increase our production levels.

If communications equipment manufacturers increase their internal production of RF components, our revenues would decrease and our business would be harmed.

Currently, communications equipment manufacturers obtain their RF components by either developing them internally or by buying RF components from third-party distributors or merchant suppliers. We have historically generated a majority of our revenues through sales of standard components to these manufacturers through our distributors and direct sales force. If communications equipment manufacturers increase their internal production of RF components and reduce purchases of RF components from third parties, our revenues would decrease and our business would be harmed.

Third-party wafer fabs that manufacture the semiconductor wafers for our products may compete with us in the future.

Several third-party wafer fabs independently produce and sell RF components directly to communications equipment manufacturers. We currently rely on certain of these third-party wafer fabs to produce the semiconductor wafers for our products. These third-party wafer fabs possess confidential information concerning our products and product release schedules. We cannot guarantee that they would not use our confidential information to compete with us. Competition from these third-party wafer fabs may result in reduced demand for our products and could damage our relationships with these third-party wafer fabs, thereby harming our business.

Perceived risks relating to process technologies we may adopt in the future to manufacture our products could cause reluctance among potential customers to purchase our products.

We may adopt new process technologies in the future to manufacture our products. Prospective customers of these products may be reluctant to purchase these products based on perceived risks of these new technologies. These risks could include concerns related to manufacturing costs and yields and uncertainties about the relative cost-effectiveness of products produced using these new technologies. If our products fail to achieve market acceptance, our business, financial condition and results of operations would be materially adversely affected.

The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse affect on our financial position and results of operations.

We are defendants in litigation matters, as described under “Legal Proceedings” in our periodic reports filed pursuant to the Securities Exchange Act of 1934. These claims may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in each and all of the litigation matters to which we have been named a party, and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. An adverse resolution of any of these lawsuits could have a material adverse affect on our financial position and results of operations.

We may encounter difficulties managing our business in a changing economy.

The world economy in general and the telecommunications industry in particular has experienced a significant slowdown since the year 2000. Although there are indications that the economic downturn may be ending, if the current slowdown were to continue or worsen, we may experience difficulties maintaining employee morale, retaining employees, completing research and development initiatives, maintaining relationships with our customers and vendors and obtaining financing on favorable terms or at all. In addition, we may have to take further actions to restructure our operations. If, on the other hand, the economy were to significantly improve, we may have difficulties in retaining employees, and may have to upgrade operational and financial systems, procedures and controls, including the improvement of the accounting and other internal management systems. This may require substantial managerial and financial effort, and our efforts in this regard may not be successful. Our current systems, procedures and controls may not be adequate to support our operations. If we fail to improve our operational, financial and management information systems, or fail to effectively motivate or manage our new and future employees, our business could be harmed.

If we lose our key personnel or are unable to attract and retain key personnel, we may be unable to pursue business opportunities or develop our products.

We believe that our future success will depend in large part upon our continued ability to recruit, hire, retain and motivate highly skilled technical, marketing and managerial personnel. Competition for these employees is significant. Our failure to hire additional qualified personnel in a timely manner and on reasonable terms could adversely affect our business and profitability. In addition, from time to time we may recruit and hire employees from our customers, suppliers and distributors, which could damage our business relationship with these parties. Our success also depends on the continuing contributions of our senior management and technical personnel, all of whom would be difficult to replace. The loss of key personnel could adversely affect our ability to execute our business strategy, which could cause our results of operations and financial condition to suffer. We may not be successful in retaining these key personnel.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete.

Our future success and ability to compete is dependent in part upon our proprietary information and technology. Although we have patented technology and current patent applications pending, we primarily rely on a combination of contractual rights and copyright, trademark and trade secret laws and practices to establish and protect our proprietary technology. We generally enter into confidentiality agreements with our employees, consultants, resellers, wafer suppliers, customers and potential customers, and strictly limit the disclosure and use of other proprietary information. The steps taken by us in this regard may not be adequate to prevent misappropriation of our technology. Additionally, our competitors may independently develop technologies that are substantially equivalent or superior to our technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain or use our products or technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

Our products could infringe the intellectual property rights of others, and resulting claims against us could be costly and require us to enter into disadvantageous license or royalty arrangements.

The semiconductor industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing known proprietary rights of third parties in our product development efforts, we expect that we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain an injunction, which could prevent us from selling our products in the United States or abroad. We may increasingly be subject to infringement claims as the number of our products grows.

Our reliance on foreign suppliers and manufacturers exposes us to the economic and political risks of the countries in which they are located.

Independent third parties in other countries, primarily in Thailand and Malaysia, package substantially all of our semiconductor products and two suppliers in Hong Kong provide the majority of the packaging materials used in the production of our semiconductor components. In addition, we obtain some of our semiconductor wafers from one supplier located in Germany. Due to our reliance on foreign suppliers and packagers, we are subject to the risks of conducting business outside the United States. These risks include:

•	unexpected changes in, or impositions of, legislative or regulatory requirements;

•	shipment delays, including delays resulting from difficulty in obtaining export licenses;

•	tariffs and other trade barriers and restrictions;

•	political, social and economic instability; and

•	potential hostilities and changes in diplomatic and trade relationships.

In addition, we currently transact business with our foreign suppliers and packagers in U.S. dollars. Consequently, if the currencies of our suppliers’ countries were to increase in value against the U.S. dollar, our suppliers may attempt to raise the cost of our semiconductor wafers, packaging materials and services, and other materials, which could have an adverse effect on our profitability.

A significant portion of our products are sold to international customers either through our distributors or directly, which exposes us to risks that may adversely affect our results of operations.

A significant portion of our direct sales and sales through our distributors are to foreign purchasers, particularly in China, Norway and Sweden. International direct sales approximated 43% of our net revenues in 2002 and approximated 53% of our net revenues for the quarter ended September 28, 2003. Based on information available from our distributors, a significant portion of sales through our distributors were sold to international customers in 2002 and the quarter ended September 28, 2003. Demand for our products in foreign markets could decrease, which could have a materially adverse effect on our results of operations. Therefore, our future operating results may depend on several economic conditions in foreign markets, including:

•	changes in trade policy and regulatory requirements;

•	fluctuations in foreign currency rates;

•	duties, tariffs and other trade barriers and restrictions;

•	delays in placing orders;

•	the complexity and necessity of using foreign representatives;

•	compliance with a variety of foreign laws and U.S. laws affecting activities abroad;

•	trade disputes; and

•	political and economic instability.

Some of our existing stockholders can exert control over us, and they may not make decisions that reflect our interests or those of other stockholders.

Our officers, directors and founding stockholders together have historically controlled a significant amount of our outstanding common stock. As a result, these stockholders, if they act together, and our founding stockholders acting alone, are able to exert a significant degree of influence over our management and affairs and control matters requiring stockholder approval, including the election of all of our directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of us and might affect the market price of our securities. In addition, the interests of these stockholders may not always coincide with our interests or the interests of other stockholders.

Our charter and bylaws and Delaware law contain provisions that may delay or prevent a change of control.

Provisions of our charter and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could limit the price that investors might be willing to pay in the future for our securities. These provisions include:

•	division of the board of directors into three separate classes;

•	elimination of cumulative voting in the election of directors;

•	prohibitions on our stockholders from acting by written consent and calling special meetings;

•	procedures for advance notification of stockholder nominations and proposals; and

•	the ability of the board of directors to alter our bylaws without stockholder approval.

In addition, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The issuance of preferred stock, while providing flexibility in connection with possible financings or acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We are also subject to Section 203 of the Delaware General Corporation Law that, subject to exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that this stockholder became an interested stockholder. The preceding provisions of our charter and bylaws, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change of control and prevent changes in our management.

Risks Relating to the Offered Securities

Our stock price may continue to experience fluctuations, which may significantly affect the market price of our common stock and securities convertible into or exchangeable for our common stock.

The market price of our common stock fluctuates and is expected to continue to be volatile in the future. These price fluctuations may be rapid and severe and may leave investors little time to react. Factors that may affect the market price of our common stock include the risks and uncertainties described above in this prospectus or described in any applicable prospectus supplement, as well as changes in securities analysts’ earnings projections or recommendations. These factors could lead to a significant decrease in the market price of our common stock and securities convertible into or exchangeable for our common stock.

The securities we are offering may not develop an active public market, which could depress the resale price of the securities.

The securities we are offering, other than our common stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities. We cannot guarantee the liquidity of the trading markets for any securities.

We will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for general corporate purposes, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 in this prospectus and in documents that we incorporate by reference into this prospectus. These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes to differ materially from those expressed in these forward-looking statements. We intend that these forward-looking statements be subject to the safe harbors created by the provisions mentioned above.

Forward-looking statements include information concerning our possible or assumed future results of operations and business plans such as the integration of acquisitions. These statements are generally accompanied by words like “believe,” “expect,” “anticipate,” “estimate,” “intend” or similar expressions. You should understand that certain important factors, including those set forth in “Risk Factors” above and elsewhere in this prospectus and the documents that we incorporate by reference into this prospectus, which are in some instances beyond our control, could affect our future results of operations and could cause those results to differ materially from those expressed in our forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate. In connection with these forward-looking statements, you should carefully review the risks set forth in this prospectus and the documents we incorporate by reference into this prospectus. You should carefully read any risk factors set forth in any accompanying prospectus supplement as they may modify or supercede any risk factors set forth in this prospectus and any documents we incorporate by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including capital expenditures and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used. Pending such uses, we may invest the net proceeds in interest bearing securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 205,000,000 shares. Those shares consist of 200,000,000 shares designated as common stock, $0.001 par value, and 5,000,000 shares designated as preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock. As of December 31, 2003, there were approximately 34,110,226 shares of common stock issued and outstanding.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our restated certificate of incorporation and any applicable certificate of designations for a series of preferred stock, and by the provisions of applicable law.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. Holders of common stock are entitled to receive dividends declared by the board of directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, we are not paying dividends.

Our common stock is listed on The Nasdaq National Market under the symbol “SMDI.” The transfer agent and registrar for our common stock is Mellon Investor Services. Mellon’s address is Overpeck Center, 85 Challenger Road, Ridgefield Park, New Jersey 07660 and its telephone number is (201) 296-4000.

All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock offered by this prospectus, or issuable upon conversion or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

Preferred Stock

Pursuant to our restated certificate of incorporation, our board of directors has the authority, without further approval by the stockholders, to designate and issue up 5,000,000 shares of preferred stock in one or more series. Sirenza’s board of directors may designate the powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Thus, without stockholder approval, our board of directors could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock, and may have the effect of decreasing the market price of the common stock.

The description of certain provisions of the preferred stock set forth in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock. The applicable prospectus supplement will describe the specific terms of any series of preferred stock being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share and any accumulated dividends upon the liquidation, dissolution or winding up of Sirenza’s affairs;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates, whether dividend rate is fixed or variable, the date dividends accrue, the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined), and whether dividends will be cumulative;

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such series of preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	whether such series of preferred stock is convertible and, if so, the securities or rights into which it is convertible, and the terms and conditions upon which such conversions will be effected;

•	the place or places where dividends and other payments on such series of preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered by this prospectus, or issuable upon conversion or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and of Delaware Law

Charter Documents

Provisions of our charter and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Sirenza. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Sirenza to first negotiate with our management. These provisions could limit the price investors might be willing to pay in the future for our securities and could have the effect of delaying or preventing a change in control. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging these proposals because, among other things, negotiation will result in an improvement of their terms. These provisions include:

•	division of the board of directors into three separate classes;

•	elimination of cumulative voting in the election of directors;

•	prohibitions on our stockholders from acting by written consent and calling special meetings;

•	procedures for advance notification of stockholder nominations and proposals; and

•	the ability of the board of directors to alter our bylaws without stockholder approval.

In addition, subject to limitations prescribed by law, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The issuance of preferred stock, while providing flexibility in connection with possible financings or acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of Sirenza’s outstanding voting stock.

Delaware General Corporation Law Section 203

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” transaction with an “interested stockholder” for a period of three years after the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner, as described below.

The Section 203 restrictions do not apply if:

(1) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained such status;

(2) upon consummation of the transaction which resulted in the stockholder obtaining such status, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors (the “voting stock”) that are outstanding at the time the transaction commenced. The 85% calculation does not include those shares:

•	owned by directors who are also officers of the target corporation; or

•	held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer; or

(3) if on or after the date the interested stockholder obtained such status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to Sirenza. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF THE DEPOSITARY SHARES

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the Securities and Exchange Commission.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawals of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities, or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Sirenza Microdevices.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “Sirenza Microdevices,” “we,” “us” or “our” refer only to Sirenza Microdevices, Inc. and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption or purchase provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we have appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us.

Thereafter, the holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1) we fail to pay principal of or any premium on any debt security of that series when due;

(2) we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3) we fail to deposit any sinking fund payment when due;

(4) we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5) certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security, if the debt security is convertible, without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders.

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This structural subordination occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•	a default in our obligations to pay principal, premium, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “—Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, of for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

•	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may determine the price of other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements and schedule of Sirenza Microdevices, Inc. appearing in Sirenza Microdevices, Inc.’s Annual Report on (Form 10-K) for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements and the related financial statements schedule of Vari-L Company, Inc. at June 30, 2002 and 2001, and for the years then ended, have been incorporated by reference in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” in this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2002;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 30, 2003;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended June 29, 2003;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended September 28, 2003;

•	our Current Report on Form 8-K filed with the SEC on May 15, 2003;

•	our Current Report on Form 8-K/A filed with the SEC on July 17, 2003;

•	our Current Report on Form 8-K filed with the SEC on January 30, 2004; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 12, 2000, including any amendment or report filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus, not including exhibits to such information unless those exhibits are specifically incorporated herein by reference.

Requests for such documents should be directed to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, Colorado, 80021, Attn: Investor Relations, telephone number (303) 327-3030. Please note that additional information can be obtained from our website at www.sirenza.com.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information may be accessed over the Internet at a site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the following public SEC reference room:

Public Reference Room

450 Fifth Street, N.W.

Washington, D.C. 20549

You may obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

This prospectus is part of a registration statement filed under the Securities Act with the SEC. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

$75,000,000

SIRENZA MICRODEVICES, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

PROSPECTUS

            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$9,503
Accounting fees and expenses	$100,000
Legal fees and expenses	$100,000
Printing and related fees	$50,000
Transfer agent fees and expenses	$15,000
Miscellaneous	$25,000

Total	$299,503

Item 15. Indemnification of Directors and Officers.

The restated certificate of incorporation of Sirenza provides that Sirenza may indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. The bylaws of Sirenza provide that Sirenza shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware and the certificate of incorporation of Sirenza. Section 145 of the General Corporation Law of the State of Delaware authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings, provided that such officer, director, employee or agent acted in good faith and in a manner such officer, director, employee or agent reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

The restated certificate also releases Sirenza’s directors from personal monetary liability to the corporation and its stockholders for any breach of fiduciary duty to the fullest extent permitted by the General Corporation Law of Delaware.

Additionally, Sirenza maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any capacity, subject to certain exclusions.

Sirenza has also entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in Sirenza’s restated certificate of incorporation and bylaws. These agreements, among other things, indemnify Sirenza’s directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Sirenza, arising out of such person’s services as a director or officer of Sirenza, any subsidiary of Sirenza or any other company or enterprise to which the person provides services at the request of Sirenza.

The form(s) of any proposed Underwriting Agreement(s) to be filed as (an) Exhibit(s) hereto or incorporated by reference herein may include provisions regarding the indemnification of our officers and directors by the several underwriters.

Item 16. Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

2.1	Asset Purchase Agreement, by and among the registrant, Olin Acquisition Corporation, and Vari-L Company, Inc., dated December 2, 2002. (1)

2.2	Agreement and Plan of Reorganization by and among the registrant, Xavier Merger Sub, Inc. and Xemod Incorporated, dated as of August 15, 2002. (2)

4.1	Form of Common Stock Certificate.

4.2	Investors’ Rights Agreement, by and among the registrant and the parties named therein, dated as of October 4, 1999. (3)

4.3	Form of Preferred Stock Certificate Designation.*

4.4	Form of Preferred Stock Certificate.*

4.5	Form of Warrant Agreement.*

4.6	Form of Warrant Certificate (to be included in Exhibit 4.5).*

4.7	Form of Senior Indenture.

4.8	Form of Subordinated Indenture.

4.9	Form of Senior Debt Security (included in Exhibit 4.7).*

4.10	Form of Subordinated Debt Security (included in Exhibit 4.8).*

4.11	Form of Deposit Agreement.*

4.12	Form of Depositary Receipt (included in Exhibit 4.11).*

4.13	Registration Rights Agreement, by and among registrant and the parties named therein.*

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.*

12.1	Statement re Computation of Ratios.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of KPMG LLP, Independent Auditors.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with opinion filed as Exhibit 5.1).*

24.1	Power of Attorney (included on signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.*

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(1)	Incorporated by reference to the Current Report on Form 8-K dated December 2, 2002, filed by registrant with the Securities and Exchange Commission on December 6, 2002.
(2)	Incorporated by reference to the Current Report on Form 8-K dated September 11, 2002, filed with the Securities and Exchange Commission on September 25, 2002.
(3)	Incorporated by reference to the Registration Statement on Form S-1, and all amendments thereto, Registration No. 333-31382, filed by registrant with the Securities and Exchange Commission on March 1, 2000 and declared effective May 24, 2000.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on this 30th day of January, 2004.

SIRENZA MICRODEVICES, INC.

By:	/s/ ROBERT VAN BUSKIRK

Robert Van Buskirk
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Van Buskirk and Thomas Scannell, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ ROBERT VAN BUSKIRK Robert Van Buskirk	President, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2004

By:	/s/ THOMAS SCANNELL Thomas Scannell	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	January 30, 2004

By:	/s/ GERALD HATLEY Gerald Hatley	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 30, 2004

By:	/s/ JOHN OCAMPO John Ocampo	Chairman of the Board of Directors	January 30, 2004

By:	/s/ PETER Y. CHUNG Peter Y. Chung	Director	January 30, 2004

By:	/s/ CASIMIR SKRZYPCZAK Casimir Skrzypczak	Director	January 30, 2004

By:	/s/ GIL VAN LUNSEN Gil Van Lunsen	Director	January 30, 2004

By:	/s/ JOHN C. BUMGARNER, JR. John C. Bumgarner, Jr.	Director	January 30, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

2.1	Asset Purchase Agreement, by and among the registrant, Olin Acquisition Corporation, and Vari-L Company, Inc., dated December 2, 2002. (1)

2.2	Agreement and Plan of Reorganization by and among the registrant, Xavier Merger Sub, Inc. and Xemod Incorporated, dated as of August 15, 2002. (2)

4.1	Form of Common Stock Certificate.

4.2	Investors’ Rights Agreement, by and among the registrant and the parties named therein, dated as of October 4, 1999. (3)

4.3	Form of Preferred Stock Certificate Designation.*

4.4	Form of Preferred Stock Certificate.*

4.5	Form of Warrant Agreement.*

4.6	Form of Warrant Certificate (to be included in Exhibit 4.5).*

4.7	Form of Senior Indenture.

4.8	Form of Subordinated Indenture.

4.9	Form of Senior Debt Security (included in Exhibit 4.7).*

4.10	Form of Subordinated Debt Security (included in Exhibit 4.8).*

4.11	Form of Deposit Agreement.*

4.12	Form of Depositary Receipt (included in Exhibit 4.11).*

4.13	Registration Rights Agreement, by and among registrant and the parties named therein.*

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.*

12.1	Statement re Computation of Ratios.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of KPMG LLP, Independent Auditors.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with opinion filed as Exhibit 5.1).*

24.1	Power of Attorney (included on signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.*

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
(1)	Incorporated by reference to the Current Report on Form 8-K dated December 2, 2002, filed by registrant with the Securities and Exchange Commission on December 6, 2002.
(2)	Incorporated by reference to the Current Report on Form 8-K dated September 11, 2002, filed with the Securities and Exchange Commission on September 25, 2002.
(3)	Incorporated by reference to the Registration Statement on Form S-1, and all amendments thereto, Registration No. 333-31382, filed by registrant with the Securities and Exchange Commission on March 1, 2000 and declared effective May 24, 2000.